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                                                                     Exhibit 3.5


                            CERTIFICATE OF AMENDMENT
                                       OF
                          CERTIFICATE OF INCORPORATION
                                       OF
                             STUDENT ADVANTAGE, INC.
                             Pursuant to Section 242
                        of the General Corporation Law of
                              the State of Delaware


         Student Advantage, Inc. (hereinafter called the "Corporation"), a corporation organized and existing under and by virtue of the General Corporation Law of the State of Delaware, does hereby certify as follows:

         FIRST: At a meeting of the Board of Directors of the Corporation a resolution was duly adopted, pursuant to Section 242 of the General Corporation Law of the State of Delaware, proposing and declaring advisable the following amendment to the Certificate of Incorporation of the Corporation:

         RESOLVED:  That the first sentence of Article FOURTH of the Certificate of Incorporation of the Corporation be and hereby is deleted in its entirety and the following is inserted in lieu thereof:

         FOURTH: The total number of shares of all classes of stock which the Corporation shall have authority to issue is (i) 50,000,000 shares of Common Stock, $.01 par value per share ("Common Stock") and (ii) 4,000,000 shares of Preferred Stock, $1.00 par value per share ("Preferred Stock").

         SECOND: The stockholders of the Corporation, by written consent pursuant to Section 228 of the General Corporation Law of the State of Delaware, duly adopted such resolution and written notice thereof has been given in accordance with such Section 228.

         THIRD: That said amendment was adopted in accordance with the provisions of Section 242 of the General Corporation Law of the State of Delaware

         IN WITNESS WHEREOF, the Corporation has caused this Certificate of Amendment to be signed by its __________________ this ___ day of ___________, 1999.


                                       STUDENT ADVANTAGE, INC.


                                       By: _____________________________________